UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California		95833
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2007, Digital Music Group, Inc. (“DMGI”) entered into an Amendment (the “Amendment”) with Tuhin Roy, in his capacity as representative of the former members of Digital Rights Agency LLC, a California limited liability company (“DRA”), to the Agreement and Plan of Merger (the “Merger Agreement”) dated September 8, 2006 by and among DMGI, Longtail Acquisition Corp., a California corporation and wholly owned subsidiary of DMGI, DRA, Tuhin Roy and Rapfogel Partners Ltd., a Texas limited liability partnership.

Pursuant to the Amendment, DMGI and Tuhin Roy, as representative of the former members of DRA, agreed that DMGI would pay to the former members of DRA a fixed amount of $705,000 cash and 57,000 shares of DMGI common stock (the “Shares”). Such cash and stock consideration is to be paid by DMGI in lieu of any payments otherwise due to the former DRA members under the earn-out provisions of the Merger Agreement, pursuant to which DMGI would have been obligated to pay up to $1,155,000 in cash and to issue up to 87,000 shares of DMGI common stock if certain financial targets were achieved. The Board of Directors of DMGI determined that it was advisable and in the best interests of DMGI and its stockholders to enter into the Amendment at this time.

The Shares are being issued in a private placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 and are subject to restrictions on resale thereunder.

The foregoing description of the Merger Agreement and Amendment do not purport to be a complete description of the Merger Agreement and Amendment and are qualified in their entirety by reference to the text of the Merger Agreement and Amendment, which are filed as Exhibit 2.1 to the Current Report on Form 8-K filed on September 11, 2006, and Exhibit 2.1 of this Current Report on Form 8-K, respectively.

Item 2.02	Results of Operations and Financial Condition.

As required pursuant to Section 3(k) of the Underwriting Agreement dated February 1, 2006, with I-Bankers Securities, Inc. and FTN Midwest Securities Corp., DMGI is making available, for the benefit of the underwriters, an unaudited condensed consolidated statement of operations for the 12 months ended February 28, 2007. The unaudited condensed consolidated statement of operations is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item with respect to the Shares is contained in Item 1.01 herein, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment dated June 21, 2007 by and between Digital Music Group, Inc. and Tuhin Roy, to the Agreement and Plan of Merger dated as of September 8, 2006, by and among Digital Music Group, Inc., Longtail Acquisition Corp., Digital Rights Agency LLC, Tuhin Roy and Rapfogel Partners Ltd.

99.1	Unaudited Condensed Consolidated Statement of Operations for the 12 Months Ended February 28, 2007 of Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: June 26, 2007	By:	/s/ KAREN B. DAVIS
	Name:	Karen B. Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Amendment dated June 21, 2007 by and between Digital Music Group, Inc. and Tuhin Roy, to the Agreement and Plan of Merger dated as of September 8, 2006, by and among Digital Music Group, Inc., Longtail Acquisition Corp., Digital Rights Agency LLC, Tuhin Roy and Rapfogel Partners Ltd.

99.1	Unaudited Condensed Consolidated Statement of Operations for the 12 Months Ended February 28, 2007 of Digital Music Group, Inc.